Exhibit 99.1

For Immediate Release

CONTACT:

Investors/Media:                        Investors:
Blaine Davis                            Jonathan Neely
(484) 216-7158                        (484) 216-6645

Endo Health Solutions Announces Departure of Chief Operating Officer
MALVERN, PA, May 29, 2013 -- Endo Health Solutions Inc. (Nasdaq: ENDP) today announced that Julie H. McHugh, Chief Operating Officer, is leaving the Company, effective immediately.

Rajiv De Silva, Chief Executive Officer, said, “The Board and I want to thank Julie for her dedicated service and significant contributions to building Endo into one of the leading public diversified healthcare companies.”

About Endo

Endo Health Solutions Inc. (Endo) is a U.S.-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients along care pathways for pain management, pelvic health, urology, endocrinology and oncology. Through our operating companies: AMS, Endo Pharmaceuticals, HealthTronics and Qualitest, Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates value for patients, providers and payers alike. Learn more at www.endo.com.

Exhibit 99.1

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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